UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.    )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12
GLOBAL BRASS AND COPPER HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(1)	Title of each class of securities to which transaction applies:
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GBC Announcement Day Employee FAQ’s
(to be utilized during Wasz employee call; to be posted on Inside Global thereafter)
1)	Who is Wieland?
Wieland is one of the world's leading suppliers of semi-finished copper and copper alloy products. With a global network of production sites, service and trading companies, the company offers a broad product, technology and service portfolio. From prototype to series production, Wieland develops solutions for automotive, electronics, refrigeration, air conditioning and other industries. Wieland uses high-performance copper materials to drive the success of its B2B customers in future-oriented fields such as e-mobility, connectivity and urbanization. High technical competence, customer-oriented thinking and sustainability determine their actions and have been the basis of the company's success since 1820.
2)	Where else does Wieland operate in the U.S.?
Wieland operates manufacturing facilities for rolled products in Wheeling, IL, and for tubes in Pine Hall, NC. In addition, Wieland operates service and distribution centers in several locations in the U.S.
3)	How do I learn more about Wieland?
A great place to start is by visiting Wieland’s website: https://www.wieland.com/en/
4)	Why does Wieland want to purchase GBC?
One component of Wieland’s strategy is to expand their global footprint in North America and Asia and their acquisition of GBC advances this strategy. Wieland has seen what we’ve accomplished and is excited about our future. Wieland is also excited about joining the strengths of our businesses and the complementary nature of our companies.
5)
Why does this transaction make sense? What are the expected benefits of this transaction? Wieland’s and GBC’s manufacturing capabilities, distribution network and product offerings are complementary which enables the combined company to serve more customers in more geographies with the highest quality and leading range of copper and copper alloy products in the world. (See #7 for additional customer benefits)

In addition to acquiring leading brands and premier physical assets, Wieland is also acquiring an organization of passionate employees focused on teamwork, accountability, and continuous improvement to safely create value. The cultures of our two companies are complementary and

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the management team is committed to the successful integration and continued growth of the new enterprise which will create additional opportunities for career development and advance.
This transaction also delivers meaningful value to our shareholders.
6)
I understand the benefits for the copper and brass products. Will the combined company continue to support the growth of non-ferrous products like aluminum and stainless steel? Wieland is excited about acquiring our company and they are aware of our businesses and our profitable growth strategies. In regards to metals distribution, Wieland understands the complementary nature of providing other non-ferrous products beyond copper and brass and has been operating their service centers in Europe in the same way.

7)	How will our customers likely react to this?
 We anticipate that our customers will view this positively because this combination creates theopportunity for:
a)	continued reinvestment and long-term strategic focus in our industry
b)	the acceleration of innovative new products and alloys to meet the changing needs of our customers
c)	unique service capabilities for our customers through a more efficient operating footprint and supply chain
8)	If Wieland is expecting to purchase GBC why is it called a definitive merger agreement rather than a definitive purchase agreement?
Public company acquisitions are typically structured as a merger because of the number of shareholders involved. This is a technical distinction, but for your purposes, it is most important to understand that GBC will become a subsidiary of Wieland and in exchange for the outstanding shares of GBC, shareholders of GBC will be entitled to receive a price per share of $44.00.
9)	Can I get a copy of the definitive merger agreement?
The merger agreement and other relevant documents will be filed by GBC with the Securities and Exchange Commission and will be publicly available at the SEC’s web site at http://www.sec.gov.
10)	What happens next in this process?
The businesses will operate in the ordinary course while customary regulatory approvals and GBC’s shareholder approval is obtained. Until the transaction closes, GBC and Wieland remain separate, independent companies.

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11)	What if the regulatory reviews and the shareholder approval are not obtained?
Certain customary regulatory approvals and the shareholder approval are conditions of the transaction. We expect to receive all required approvals in the second half of the year.
12)	Why is the anticipated closing date so far away?
The time between signing and closing is a customary amount of time for a public company transaction such as this one. During this time, the Company will seek to obtain customary regulatory approvals and shareholder approval.
13)	What will the companies be doing in this period between signing and closing?
Until closing, everything remains unchanged and it is business as usual. Both GBC and Wieland will continue to work as separate, independent companies and will continue their normal customer, supplier and business partner interactions as they had been doing before this announcement.
Prior to closing, the companies are allowed to plan for integration but may not implement any plans until Day 1 post-closing.
14)	Will we keep driving our strategy, strategic imperatives, vision and values?
Yes, we will continue our ordinary course of business and foundational to that is pursuing our vision, values, strategic imperatives, and asset management philosophy with the same passion, focus and dedication that we have been. Continuing our culture of teamwork, continuous improvement, accountability and value creation will be crucial to our continued success.
15)	What happens to BRSS stock that I own?
If the merger is consummated, shares of BRSS will be converted into the right to receive $44.00per share.
16)	Am I allowed to buy/sell BRSS stock during this period before closing?
Solely as a result of the announcement of the merger, you are not restricted from buying or selling BRSS stock between signing and closing, however securities laws continue to apply during this time (including those relating to the possession of material, nonpublic information).

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17)	What happens to me/us at close?
Wieland has agreed to acquire GBC because we have been successful and because we have a leading presence in North America that complements Wieland’s presence in Europe. Wieland’s intention is to continue to grow in North America and globally. Between now and closing there will be a lot of discussion and planning between our respective leadership teams to determine how to best achieve this after close. Whatever the plans, capable, passionate, dedicated employees will be an integral part of taking the combined company to the next level.
18)	What should I do if I get contacted by someone in our community or someone in the media asking for my opinion or a comment on this?
  Direct all of these external requests to: David Kern, Vice President GBC Human Resources.
       phone: 502.873.3040
       email: David.Kern@gbcmetals.com
19)	How will we get updates during this period between signing and closing?
We will continue to utilize our normal leadership communication channels during this period. Asit makes sense, we will provide updates and forums for discussion.
Additionally, we will post these FAQ’s on Inside Global and update them as needed.
20)	I have more questions. How can I get them answered?
As always, please start by asking your leader. Additionally, you may submit questions to ihavequestions@gbcmetals.com. Please recognize we may not have immediate answers, but we think it is helpful to surface whatever questions you have.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Wieland. In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (SEC) and furnish to its stockholders a proxy statement and other relevant documents which will be mailed or otherwise disseminated to its stockholders when it becomes available. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents once filed by the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (https://ir.gbcholdings.com/) or by directing a request to: Global Brass and Copper Holdings, Inc., 475 N. Martingale Road, Suite 1200, Schaumburg, IL 60173, Attention: Investor Relations.

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Participants in Solicitation
The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 28, 2019, and the proxy statements for its 2019 annual meeting of stockholders, which was filed with the SEC on March 29, 2019. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement regarding the proposed transaction when it is filed with the SEC. When available, you may obtain free copies of these documents as described in the preceding paragraph.
Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. When used in this document, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions are intended to identify forward-looking statements. Statements regarding whether and when the proposed transaction will be consummated and the anticipated benefits thereof, among others, may be forward-looking. This document contains forward-looking statements that involve risks and uncertainties concerning Wieland’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the proposed transaction may not be satisfied, such that the proposed transaction will not close or that the closing may be delayed; general economic conditions; the proposed transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Company; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. For more details on these and other potential risks and uncertainties, please refer to the proxy statement when filed and the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. All forward-looking statements speak only as of the date of this document or, in the case of any document incorporated by reference, the date of that document. The Company is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results, except as required by applicable law.

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